Exhibit 10.19

Insurance Loan Agreement

This Agreement is entered into as of the 31st day of December, 2003, by and among Valley Financial Corporation, a Virginia corporation (“VFC”), Valley Bank, a Virginia banking corporation (“Valley Bank”) and A. Wayne Lewis, 3389 Southwood Village Court, Roanoke, Virginia 24014 (“Lewis”);

Whereas, Lewis is indebted to Valley Bank in the principal amount of $7,272.20, pursuant to a loan (“Policy Loan”) secured by the assignment of Policy No. 2286571, issued by the National Life Insurance Company (“Insurer”) on Lewis’ life pursuant to a “split dollar” insurance plan adopted by Valley;

Whereas, Valley Bank has decided to terminate the split dollar insurance plan and, in connection with the termination, Valley Bank shall provide Lewis with additional compensation in an amount sufficient to pay off the Policy Loan to VFC (“Insurance Bonus”) together with an amount estimated to be sufficient to pay the federal and state taxes incurred by Lewis on account of his receipt of the Insurance Bonus (“Tax Gross Up”);

NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises of the parties herein made and other good and valuable consideration, the receipt and sufficiency of which are hereby confirmed, the parties hereto agree as follows:

1.	On the closing date, which shall be a mutually convenient date on or before December 31, 2003:

(a)	Valley Bank shall pay to Lewis the Insurance Bonus and Tax Gross Up computed as of the closing date;

(b)	Lewis shall pay in full the Policy Loan and VFC shall cancel the promissory note evidencing the Policy Loan and deliver the same to Lewis marked “paid”; and

(c)	The parties shall execute and file with the Insurer, on forms satisfactory to the Insurer, such documents as are necessary to release, terminate and cancel the assignment of the Policy as collateral for the Policy Loan.

2.	As of the closing date and effective immediately on receipt by VFC of an amount sufficient to pay the Policy Loan in full, VFC releases,

terminates and cancels the assignment of the Policy as collateral for the Policy Loan and acknowledges that it shall have no further rights or interests in the Policy or its proceeds.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

Valley Bank

By	/s/ Ellis Gutshall

	Title:	President

/s/ A. Wayne Lewis

A. Wayne Lewis

Valley Financial Corporation

By	/s/ Ellis Gutshall

	Title:	President